Exhibit 10.3

FIRST AMENDMENT, dated as of July 1, 2009 (this “Amendment”), to the COLLATERAL AGREEMENT, dated as of February 26, 2007 (as amended, supplemented or otherwise modified in writing from time to time, the “Collateral Agreement”), made by PRIMUS TELECOMMUNICATIONS IHC INC., a Delaware corporation (the “Company”), and each of the other Grantors party (together with the Company, the “Grantors”), in favor of U.S. BANK NATIONAL ASSOCIATION, as collateral agent (the “Collateral Agent”).

W I T N E S S E T H:

WHEREAS, the Company and the other Grantors have heretofore executed and delivered an indenture, dated as of February 27, 2007, by and among the Company, the other Grantors, and U.S. Bank National Association, as trustee (the “Indenture”), pursuant to which the Company has issued $175.3 million aggregate principal amount of the Company’s 14.25% Senior Secured Notes due 2011 (the “Notes”);

WHEREAS, the Company has implemented a restructuring of the Notes and the related Claims evidenced thereby (as that term is defined in section 101(5) of title 11 of the United States Code) through a confirmed plan of reorganization pursuant to voluntary bankruptcy cases under chapter 11 of title 11 of the United States Code, 11 U.S.C. §§ 101-1532 in the United States Bankruptcy Court for the District of Delaware (the “Plan”); and

WHEREAS, the Plan provides that the Collateral Agreement shall be amended as set forth herein;

NOW, THEREFORE, the Company and the other Grantors hereby covenant and agree with the Collateral Agent for the equal and proportionate benefit of the Holders as follows:

1. Defined Terms. Unless otherwise noted herein, terms defined in the Collateral Agreement and used herein shall have the meanings given to them in the Collateral Agreement.

2. Amendments to Section 1.1(b) of the Collateral Agreement.

(a) The definition of “Obligations” in Section 1.1(b) of the Collateral Agreement is hereby replaced in its entirety with the following:

“Obligations”: (i) in the case of the Company, the Company Obligations, (ii) in the case of each Guarantor, its Guarantor Obligations, and (iii) in the case of Primus Telecommunications International, Inc., the PTII Obligations.

(b) The following definition is hereby added to Section 1.1(b) in alphabetical order:

“PTII Obligations”: with respect to PTII, the collective reference to all obligations and liabilities of PTII and the Company which may arise under or in connection with the Indenture or any Collateral Document to which PTII or the Company is a party, in each case whether on account of (a) guarantee obligations, reimbursement obligations, fees, indemnities, costs, expenses or otherwise (including, without limitation, all fees and disbursements of counsel to the Collateral Agent or to any Secured Party that are required to be paid by PTII or the Company pursuant to the terms of this Agreement, the Indenture or any other Collateral Document) or (b) the unpaid principal of and interest on the Notes and all other obligations and liabilities of the Company to the Collateral Agent or any Secured Party, whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, this Agreement, the Notes, the Indenture, the other Collateral Documents, or any other document made, delivered or given in connection with any of the foregoing, and in each case whether on account of principal, interest, reimbursement obligations, fees, indemnities, cost, expense or otherwise (including, without limitation, all fees and disbursements of counsel to the Collateral Agent or to any other Secured Party that are required to be paid by the Company pursuant to the terms of any of the foregoing agreements).

3. Amendment to Section 7.18. The first sentence of Section 7.18 is deleted and replaced in its entirety with the following:

“Notwithstanding anything herein to the contrary and to the extent not prohibited by the Trust Indenture Act of 1939, the right to receive payments under this Agreement by the Second Lien Collateral Agent or the Holders and the lien and security interest granted to the Second Lien Collateral Agent pursuant to this Agreement and the exercise of any right or remedy by the Second Lien Collateral Agent or the Holders hereunder or under the Indenture are subject to the provisions of the Intercreditor Agreement, dated as of February 26, 2007 (as amended, restated, supplemented or otherwise modified from time to time, the “Intercreditor Agreement”) and the lien and payment subordination provisions contained therein, among Parent, the Company, The Bank of New York Mellon (as successor to Lehman Commercial Paper Inc.), as First Lien Collateral Agent, and U.S. Bank National Association, as Second Lien Collateral Agent, and certain other persons party or that may become party thereto from time to time. In the event of any conflict between the terms of the Intercreditor Agreement and this Agreement, the terms of the Intercreditor Agreement shall govern and control.”

4. Conditions to Effectiveness. This Amendment shall become effective upon its execution by the Company, the other Grantors and the Collateral Agent.

5. Limited Effect. Except as expressly provided hereby, all of the terms and provisions of the Collateral Agreement are and shall remain in full force and effect. The amendments contained herein shall not be construed as a waiver or amendment of any other provision of the Collateral Agreement or for any purpose except as expressly set forth herein or a consent to any further or future action on the part of the Company or any other Grantor that would require the waiver or consent of the Collateral Agent.

6. GOVERNING LAW. THE INTERNAL LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS AMENDMENT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

7. Counterparts. The parties may sign any number of copies of this Amendment. Each signed copy shall be an original, but all of them together represent the same agreement.

8. Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction hereof.

9. Severability. In case any provision in the Collateral Agreement, as amended by this Amendment, shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their respective proper and duly authorized officers as of the day and year first above written.

PRIMUS TELECOMMUNICATIONS HOLDING, INC.

By:	/s/ Thomas R. Kloster
Name: Thomas R. Kloster
Title: Chief Financial Officer

PRIMUS TELECOMMUNICATIONS, INC.

By:	/s/ Thomas R. Kloster
Name: Thomas R. Kloster
Title: Chief Financial Officer

PRIMUS TELECOMMUNICATIONS INTERNATIONAL, INC.

By:	/s/ Thomas R. Kloster
Name: Thomas R. Kloster
Title: Chief Financial Officer

TRESCOM INTERNATIONAL, INC.

By:	/s/ Thomas R. Kloster
Name: Thomas R. Kloster
Title: Chief Financial Officer

ROCKWELL COMMUNICATIONS CORPORATION

By:	/s/ Thomas R. Kloster
Name: Thomas R. Kloster
Title: Chief Financial Officer

LEAST COST ROUTING, INC.

By:	/s/ Thomas R. Kloster
Name: Thomas R. Kloster
Title: Chief Financial Officer

TRESCOM U.S.A., INC.

By:	/s/ Thomas R. Kloster
Name: Thomas R. Kloster
Title: Chief Financial Officer

IPRIMUS USA, INC.

By:	/s/ Thomas R. Kloster
Name: Thomas R. Kloster
Title: Chief Financial Officer

IPRIMUS.COM, INC.

By:	/s/ Thomas R. Kloster
Name: Thomas R. Kloster
Title: Chief Financial Officer

U.S. BANK NATIONAL ASSOCIATION, as Collateral Agent

By:	/s/ William G. Keenan
Name: William G. Keenan
Title: Vice President